EXHIBIT 2

                        State of Delaware
                                                           Page 1
                Office of the Secretary of State
                --------------------------------


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"CHEMED ACQUISITION CORP.", A DELAWARE CORPORATION,

WITH AND INTO "ROTO-ROOTER, INC." UNDER THE NAME OF

"ROTO-ROOTER, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER

THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS

OFFICE THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1996 AT 4:30

O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING







                              Edward J. Freel, Secretary of State
                              -----------------------------------
                              Edward J. Freel, Secretary of State

                              AUTHENTICATION:
2017949  8100M                                         8107583
                                        DATE:
960269316                                              09-17-96






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STATE OF DELAWARE                                       EXHIBIT 2
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/17/1996
960269316-2663418

               CERTIFICATE OF OWNERSHIP AND MERGER

                               OF

                    CHEMED ACQUISITION CORP.

                              INTO

                        ROTO-ROOTER, INC.


                     _______________________

                     Pursuant to Section 253
                     of the Delaware General
                         Corporation Law
                     _______________________


          Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), Chemed Acquisition Corp., a Delaware corporation (the "Corporation"), hereby certifies the following information relating to the merger (the "Merger") of the Corporation with and into Roto-Rooter, Inc., a Delaware corporation ("Roto-Rooter"):

          FIRST: The names and states of incorporation of each of the constituent corporations to the Merger are as follows:
Roto-Rooter, Inc., a Delaware corporation, and Chemed Acquisition
Corp., a Delaware corporation.

          SECOND: The Corporation owns at least 90% of the outstanding shares of the Common Stock, par value $1.00 per share, of Roto-Rooter, and Roto-Rooter has no other class of capital stock outstanding.

          THIRD: The Board of Directors of the Corporation has determined to merge the Corporation into Roto-Rooter under
Section 253 of the DGCL pursuant to the following resolutions duly adopted by the Board of Directors of the Corporation on September 17, 1996, on the terms set forth in such resolutions:




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                                                        EXHIBIT 2

          WHEREAS the Corporation owns at least 90% of the outstanding shares of the common stock, par value $1.00 per share, of Roto-Rooter, Inc., a Delaware corporation ("Roto-Rooter"), and desires to merge itself into such subsidiary (the "Merger");

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation be merged into Roto-Rooter, pursuant to and in accordance with
     Section 253 of the Delaware General Corporation Law (the "Merger") and the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take any and all actions they deem necessary or advisable in connection therewith;

          RESOLVED that Roto-Rooter shall be the surviving corporation in the Merger (the "Surviving Corporation");

          RESOLVED that upon the Merger becoming effective:

               (a) the issued and outstanding shares of common stock of the Corporation shall be converted into and become one million fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation, and certificates representing such shares shall be issued to the sole stockholder of the Corporation upon surrender by such sole stockholder of the certificate or certificates that immediately prior to the Merger represented the issued and outstanding shares of common stock of the Corporation, and the Surviving Corporation shall issue shares of stock pro rata to the former holders of common stock of the Corporation upon surrender of any certificates therefore;

               (b) each share of common stock, par value $1.00 per share, of Roto-Rooter ("Roto-Rooter Common Stock") that is owned by Roto-Rooter or by any wholly-owned subsidiary of Roto-Rooter and each share that is owned by Chemed Corporation ("Chemed") (other than shares of stock of Surviving Corporation held by Chemed pursuant to clause (a) above), the Corporation or any other wholly-owned subsidiary of Chemed shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and



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                                                        EXHIBIT 2

               (c) each share of Roto-Rooter Common Stock (other than shares of Roto-Rooter Common Stock held by a person who complies with all the provisions of Delaware law concerning the right of holders of Roto-Rooter Common Stock to demand appraisal of their shares of Roto-Rooter Common Stock (a "Dissenting Stockholder") and other than shares to be cancelled in accordance with clause (b) above) issued and outstanding shall be converted into the right to receive from the Surviving Corporation in cash, without interest, $41.00 per share (the "Merger Consideration") and all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Merger represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of such certificate. If, after the Merger becomes effective, any Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to Delaware law, his shares of Roto-Rooter Common Stock shall be deemed to have been converted as of the time the Merger became effective into the right to receive the Merger Consideration and such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon the surrender of such certificate.

          RESOLVED that the proper officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file a certificate of ownership and merger with the Secretary of the State of the State of Delaware in such form as the officer or officers executing the same shall approve, the signature of such officer or officers thereon to be conclusive evidence of the approval of such form; and

          RESOLVED that any and all actions heretofore or hereafter taken by the proper officers of the Corporation relating to and within the terms of this resolution are hereby ratified and confirmed as the acts and deeds of the Corporation.


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                                                        EXHIBIT 2

          FOURTH: The Merger has been approved by the sole stockholder of the Corporation by written consent in accordance with Section 228 of the DGCL.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on the 17th day of September 1996, and affirms the statements contained therein as true and under penalties of perjury.


                              CHEMED ACQUISITION CORP.,

                                by Kevin J. McNamara
                                   _________________________
                                   Name:  Kevin J. McNamara
                                   Title: President






























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